Exhibit 10.3

NOTICE OF GRANT OF RESTRICTED STOCK AWARD

PRIMO WATER CORPORATION

2019 OMNIBUS LONG-TERM INCENTIVE PLAN

FOR GOOD AND VALUABLE CONSIDERATION, Primo Water Corporation (the “Company”) hereby grants, pursuant to the provisions of the Company’s 2019 Omnibus Long-Term Incentive Plan (the “Plan”), to the Grantee designated in this Notice of Grant of Restricted Stock Award (the “Notice”) the number of shares of the Common Stock of the Company set forth in the Notice, subject to certain restrictions as outlined below in this Notice and the additional provisions set forth in the attached Terms and Conditions of Restricted Stock Award (collectively, the “Agreement”).

Grantee:           [__________]

Grant Date:     [__________]

# of Shares of Restricted Stock:     [________]

Purchase Price: The Grantee is not required to pay any cash Purchase Price for the Restricted Shares. The Grantee’s service to the Company during the Restricted Period is deemed to be the consideration for the Restricted Shares.

Vesting Schedule: Subject to the provisions contained in Paragraphs 4, 5 and 6 of the Terms and Conditions, this Restricted Stock Award shall vest, and the applicable Restrictions set forth in the Terms and Conditions shall lapse, in accordance with the following schedule, in the event the Grantee does not have a Separation from Service prior to the applicable vesting date:

Date of Vesting	Cumulative Amount Vested

First Anniversary of Grant Date	33-1/3%
Second Anniversary of Grant Date	66-2/3%
Third Anniversary of Grant Date	100%

If the number of Restricted Shares vesting as of a vesting date is a fractional number, the number vesting will be rounded down to the nearest whole number with any fractional portion carried forward.

Acceleration of Vesting: Notwithstanding the foregoing Vesting Schedule, the Restricted Stock Award shall be deemed fully vested and no longer subject to forfeiture in the event of the Grantee’s death or Disability. Further, vesting of the Restricted Stock Award shall be accelerated in accordance with the terms of any applicable employment, change in control or similar agreement between the Grantee and the Company or an Affiliate which is in effect during the Restricted Period (the “Employment Agreement”).

By signing below, the Grantee agrees that this Restricted Stock Award is granted under and governed by the terms and conditions of the Company’s 2019 Omnibus Long-Term Incentive Plan and the attached Terms and Conditions.

Grantee	Primo Water Corporation

By:
Title:
Date:	Date:

Exhibit 10.3

TERMS AND CONDITIONS OF RESTRICTED STOCK AWARD

The Restricted Stock Award granted to the Grantee and described in the Notice of Grant is subject to the terms and conditions of the Plan, which is incorporated by reference in its entirety into these Terms and Conditions of Restricted Stock Award.

The Board of Directors of the Company has authorized and approved the 2019 Omnibus Long-Term Incentive Plan (the “Plan”), which has been approved by the stockholders of the Company. The Committee has approved an award to the Grantee of a number of shares of the Company’s Common Stock, conditioned upon the Grantee’s acceptance of the provisions set forth in the Notice and these Terms and Conditions within 60 days after the Notice and these Terms and Conditions are presented to the Grantee for review. For purposes of the Notice and these Terms and Conditions, any reference to the Company shall include a reference to any Affiliate.

1.	Grant of Restricted Stock.

(a)     Subject to the terms and conditions of the Plan, as of the Grant Date, the Company grants to the Grantee the number of shares of Common Stock set forth in the Notice (the “Restricted Shares”), subject to the restrictions set forth in Paragraph 2 of these Terms and Conditions, the provisions of the Plan and the other provisions contained in these Terms and Conditions. If and when the restrictions set forth in Paragraph 2 expire in accordance with these Terms and Conditions without forfeiture of the Restricted Shares, and upon the satisfaction of all other applicable conditions as to the Restricted Shares, such shares shall no longer be considered Restricted Shares for purposes of these Terms and Conditions.

(b)     As soon as practicable after the Grant Date, the Company shall direct that a stock certificate or certificates representing the applicable Restricted Shares be registered in the name of and issued to the Grantee. Such certificate or certificates shall be held in the custody of the Company or its designee until the expiration of the applicable Restricted Period (as defined in Paragraph 3). Upon the request of the Company, the Grantee shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Shares.

(c)     Except as provided in Paragraph 1(d), in the event that a certificate for the Restricted Shares is delivered to the Grantee, such certificate shall bear the following legend (the “Legend”):

The ownership and transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Primo Water Corporation 2019 Omnibus Long-Term Incentive Plan and a Restricted Stock Award Notice entered into between the registered owner and Primo Water Corporation. Copies of such Plan and Notice are on file in the executive offices of Primo Water Corporation.

In addition, the stock certificate or certificates for the Restricted Shares shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Company may cause a legend or legends to be placed on such certificate or certificates to make appropriate reference to such restrictions.

Exhibit 10.3

(d)     As soon as administratively practicable following the expiration of the Restricted Period without a forfeiture of the Restricted Shares, and upon the satisfaction of all other applicable conditions as to the Restricted Shares, including, but not limited to, the payment by the Grantee of all applicable withholding taxes, the Company shall deliver or cause to be delivered to the Grantee a certificate or certificates for the applicable Restricted Shares which shall not bear the Legend.

(e)     Notwithstanding the foregoing, to the extent that this Agreement or the Plan provide for or otherwise refer to issuance of certificates to reflect the transfer of shares of Common Stock pursuant to the terms of this Award, the transfer of such shares may be effected, in the Company’s discretion, on a book entry or such other noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange on which such shares are listed.

2.	Restrictions.

(a)     The Grantee shall have all rights and privileges of a stockholder as to the Restricted Shares, including the right to vote with respect to the Restricted Shares, except that the following restrictions shall apply:

(i) the Grantee shall not be entitled to delivery of the certificate or certificates for the Restricted Shares until the expiration of the Restricted Period without a forfeiture of the Restricted Shares and upon the satisfaction of all other applicable conditions;

(ii) any cash dividends declared and paid during the Restricted Period (defined below) on unvested Restricted Shares shall be automatically reinvested as additional Restricted Shares (based on the Fair Market Value of the Restricted Shares on the applicable dividend payment date), which such additional Restricted Shares shall be subject to all of the terms and conditions of this Agreement, including vesting conditions and restrictions on transfer;

(iii)  none of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period applicable to such shares, except a transfer to a Family Member as provided in Section 17.11.2 of the Plan or as otherwise permitted by the Committee in its sole discretion or pursuant to rules adopted by the Committee in accordance with the Plan; and

(iv) all of the Restricted Shares shall be forfeited and returned to the Company and all rights of the Grantee with respect to the Restricted Shares shall terminate in their entirety on the terms and conditions set forth in Paragraph 4.

(b)     Any attempt to dispose of Restricted Shares or any interest in the Restricted Shares in a manner contrary to the restrictions set forth in these Terms and Conditions shall be void and of no effect.

3.

Restricted Period and Vesting. The “Restricted Period” is the period beginning on the Grant Date and ending on the date the Restricted Shares, or such applicable portion of the Restricted Shares, are deemed vested under the schedule set forth in the Notice. The Restricted Shares shall be deemed vested and no longer subject to forfeiture under Paragraph 4 in accordance with the vesting schedule set forth in the Notice.

Exhibit 10.3

4.	Forfeiture.

(a)     Subject to Paragraph 6 below, if during the Restricted Period (i) the Grantee incurs a Separation from Service, (ii) there occurs a material breach of the Notice or these Terms and Conditions by the Grantee or (iii) the Grantee fails to meet the tax withholding obligations described in Paragraph 5(b), all rights of the Grantee to the Restricted Shares that have not vested in accordance with Paragraph 3 as of the date of such Separation from Service (including pursuant to any applicable accelerated vesting provisions set forth in the Notice) shall terminate immediately and be forfeited in their entirety.

(b)     In the event of any forfeiture under this Paragraph 4, the certificate or certificates representing the forfeited Restricted Shares shall be canceled to the extent of any Restricted Shares that were forfeited.

5.	Withholding.

(a)     The Committee shall determine the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any income recognized by the Grantee with respect to the Restricted Shares.

(b)     The Grantee shall be required to meet any applicable tax withholding obligation in accordance with the provisions of Section 17.3 of the Plan.

(c)     Subject to any rules prescribed by the Committee, the Grantee shall have the right to elect to meet any withholding requirement, or the Company may require such obligations (up to maximum statutory rates) to be satisfied, in whole or in part, (i) by having withheld from this Award at the appropriate time that number of whole shares of Common Stock whose Fair Market Value is equal to the amount of any taxes required to be withheld with respect to such Award, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of shares and cash.

6.

Committee Discretion. Notwithstanding any provision of the Notice or these Terms and Conditions to the contrary, the Committee shall have discretion under the Plan to waive any forfeiture of the Restricted Shares as set forth in Paragraph 4, the Restricted Period and any other conditions set forth in the Notice or these Terms and Conditions.

7.

Defined Terms. Capitalized terms used but not defined in the Notice and Agreement shall have the meanings set forth in the Plan, unless such term is defined in any Employment Agreement. Any terms used in the Notice and Agreement, but defined in the Grantee’s Employment Agreement are incorporated herein by reference and shall be effective for purposes of the Notice and these Terms and Conditions without regard to the continued effectiveness of such Employment Agreement.

8.

Nonassignability. The Restricted Shares may not be sold, assigned, transferred (other than by will or the laws of descent and distribution, or a transfer to a Family Member as provided in Section 17.11.2 of the Plan), pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such Shares, as set forth in the Agreement, have lapsed or been removed.

9.

Grantee Representations. The Grantee hereby represents to the Company that the Grantee has read and fully understands the provisions of the Notice, these Terms and Conditions and the Plan and the Grantee’s decision to participate in the Plan is completely voluntary. Further, the Grantee acknowledges that the Grantee is relying solely on his or her own advisors with respect to the tax consequences of this restricted stock award.

Exhibit 10.3

10.

Regulatory Restrictions on the Restricted Shares. Notwithstanding the other provisions of this Agreement, the Committee shall have the sole discretion to impose such conditions, restrictions and limitations on the issuance of Common Stock with respect to this Award unless and until the Committee determines that such issuance complies with (i) any applicable registration requirements under the Securities Act or the Committee has determined that an exemption therefrom is available, (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed, (iii) any applicable Company policy or administrative rules, and (iv) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable

11.	Miscellaneous.

(a)     Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under these Terms and Conditions shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier, return receipt requested, postage prepaid to the parties at their respective addresses set forth herein, or to such other address as either shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

(b)     Waiver. The waiver by any party hereto of a breach of any provision of the Notice or these Terms and Conditions shall not operate or be construed as a waiver of any other or subsequent breach.

(c)     Entire Agreement. These Terms and Conditions, the Notice, the Plan and any applicable Employment Agreement constitute the entire agreement between the parties with respect to the subject matter hereof.

(d)     Binding Effect; Successors. These Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in these Terms and Conditions, express or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

(e)     Governing Law. The Notice and these Terms and Conditions shall be governed by and construed in accordance with the laws of the State of North Carolina without giving effect to the principles of conflicts of law, provided that the provisions set forth herein that are required to be governed by the Delaware General Corporation Law shall be governed by such law.

(f)      Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of these Terms and Conditions.

(g)     Conflicts; Amendment. The provisions of the Plan are incorporated in these Terms and Conditions in their entirety. In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control. Further, in the event of any conflict between the provisions of this Agreement and any Employment Agreement, the provisions of such Employment Agreement shall control. The Agreement may be amended at any time by the Committee, provided that no amendment may, without the consent of the Grantee, materially impair the Grantee’s rights with respect to the Restricted Stock Award.

Exhibit 10.3

(h)     No Right to Continued Employment. Nothing in the Notice or these Terms and Conditions shall confer upon the Grantee any right to continue in the employ or service of the Company or affect the right of the Company to terminate the Grantee’s employment or service at any time.

(i)      Further Assurances. The Grantee agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of the Notice and these Terms and Conditions and the Plan.